As filed with the Securities and Exchange Commission on May 26, 2006

Registration No. 333-45247

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 3 to Registration Statement No. 333-45247

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

IBIS TECHNOLOGY CORPORATION

(Exact Name of Registrant as specified in its charter)

Massachusetts	04-2987600
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

32 Cherry Hill Drive
Danvers, Massachusetts 01923

(Address of Principal Executive Offices) (Zip Code)

THE IBIS TECHNOLOGY CORPORATION
1997 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN

(Full title of the plan)

Martin J. Reid
President and Chief Executive Officer
Ibis Technology Corporation
32 Cherry Hill Drive
Danvers, MA 01923

(Name and Address of Agent for Service of Process)

(978) 777-4247

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Lawrence H. Gennari, Esq.
Choate, Hall & Stewart LLP
53 State Street
Exchange Place
Boston, Massachusetts 02109
(617) 248-5000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $.008 per share (the “Common Stock”)	300,000	$2.44(2)	$732,000	$78.32
Total	300,000		$732,000	$78.32

(1)                   The number of shares of Common Stock stated above consists of the aggregate number of additional shares not previously registered that may be sold after issuance as restricted stock or in connection with restricted stock units or upon the exercise of options that may hereafter be granted under the Amended and Restated Ibis Technology Corporation 1997 Employee, Director and Consultant Stock Option Plan (the “Plan”). The maximum number of shares that may be sold upon the issuance of Restricted Stock, Restricted Stock Units or upon the exercise of such options granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares that may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)                   This calculation is made solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act based on the average of the high and low sale prices per share of the Common Stock on the Nasdaq National Market on May 26, 2006. None of the shares of Common Stock being registered hereunder is subject to an outstanding option.

This Registration Statement on Form S-8 hereby registers 300,000 additional shares of Common Stock pursuant to the Plan. A Registration Statement on Form S-8 (No. 333-45247) registering 750,000 shares of Common Stock under the Plan was filed with the Commission on January 30, 1998, with such Registration Statement amended by Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 registering an additional 600,000 shares of Common Stock under the Plan as filed on May 18, 2001 (No. 333-61184), and by Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 registering an additional 300,000 shares of Common Stock under the Plan as filed on June 17, 2004 (No. 333-116568). Pursuant to General Instruction E of Form S-8, the contents of the above-listed Registration Statement, as amended, are hereby incorporated herein by reference.

Item 3.                                      Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

1.                                       The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (“Fiscal 2005”);

2.                                       The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

3.                                       All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange act of 1934, as amended (the “Exchange Act”), since the end of Fiscal 2005; and

4.                                       The descriptions of the Registrant’s Common Stock that are contained in the Registration Statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement on Form S-8 and prior to such time as the Registrant files a post-effective amendment to this Registration Statement on Form S-8 that indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently-filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.                                    Exhibits.

The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit No.	Description

4.1	Form of Common Stock Certificate (filed as Exhibit 4.2 to the Registrant’s Registration Statement filed on Form S-1, File No. 333-1174, and incorporated herein by reference).

4.2

Article 4 of the Restated Articles of Organization of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, File No. 000-23150, and incorporated herein by reference).

4.3

Restated Bylaws of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, File No. 000-23150, and incorporated herein by reference).

4.4	The Ibis Technology Corporation Amended and Restated 1997 Employee, Director and Consultant Stock Option Plan.

5.1	Opinion of Choate, Hall & Stewart LLP*

23.1	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1)*

23.2	Consent of KPMG LLP*

*              Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 3 to Registration Statement on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Danvers, Commonwealth of Massachusetts, on this     th day of May, 2006.

IBIS TECHNOLOGY CORPORATION

By:	/s/ MARTIN J. REID
Martin J. Reid President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated:

SIGNATURE	TITLE	DATE

/s/ MARTIN J. REID	President, Chief Executive Officer, and	May 26, 2006
Martin J. Reid	Director (principal executive officer)

/s/ WILLIAM J. SCHMIDT	Chief Financial Officer, Treasurer, and Clerk	May 26, 2006
William J. Schmidt	(principal financial and accounting officer)

/s/ DIMITRI A. ANTONIADIS, PH.D.	Director	May 26, 2006
Dimitri A. Antoniadis, Ph.D.

/s/ ROBERT L. GABLE	Director	May 26, 2006
Robert L. Gable

/s/ LESLIE B. LEWIS	Director	May 26, 2006
Leslie B. Lewis

/s/ DONALD F. MCGUINNESS	Director	May 26, 2006
Donald F. McGuinness

/s/ LAMBERTO RAFFAELLI	Director	May 26, 2006
Lamberto Raffaelli

/s/ COSMO S. TRAPANI	Director	May 26, 2006
Cosmo S. Trapani

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Form of Common Stock Certificate (filed as Exhibit 4.2 to the Registrant’s Registration Statement filed on Form S-1, File No. 333-1174, and incorporated herein by reference).

4.2

Article 4 of the Restated Articles of Organization of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, File No. 000-23150, and incorporated herein by reference).

4.3

Restated Bylaws of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, File No. 000-23150, and incorporated herein by reference).

4.4	The Ibis Technology Corporation Amended and Restated 1997 Employee, Director and Consultant Stock Option Plan.

5.1	Opinion of Choate, Hall & Stewart LLP*

23.1	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1)*

23.2	Consent of KPMG LLP*

*                    Filed herewith.